Report of Independent Registered Public
Accounting Firm


To the Board of Trustees of UM
Investment Trust II and
Shareholders of Undiscovered
Managers Spinnaker Fund:

In planning and performing our audits of the financial statements of Undiscovered
Managers Spinnaker Fund (hereafter referred to as the "Fund") for the period November 30
2004 (commencement of operations) through
March 31, 2005, we considered its
internal control, including control
activities for safeguarding securities
in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR not to provide assurance on internal control.
The management of the Fund is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding
of assets against unauthorized acquisition use or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States).  A material
weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of March 31, 2005.
This report is intended solely for the
information and use of the Board of Trustees management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.
May 27, 2005